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                                  EXHIBIT 10.2

                               SERVICES AGREEMENT

                 Services Agreement (this "Agreement"), dated as of July 11, 1997, between Tele-Communications, Inc., a Delaware corporation ("TCI"), and TCI Music, Inc., a Delaware corporation (the "Company").

                                    RECITALS

                 A. TCI owns all the issued and outstanding capital stock of the Company (the "Company Stock").


                 B. TCI and the Company are parties to an Agreement and Plan of Merger dated as of February 6, 1997, as amended by Amendment One dated May 29, 1997, among TCI, the Company, TCI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and DMX Inc., a Delaware corporation ("DMX"), pursuant to which Merger Sub will merge with and into DMX (the "Merger").

                 C. As a result of the Merger, the Company will cease to be a wholly owned subsidiary of TCI, and TCI and the Company will be separate public companies.

                 D. This Agreement sets forth the general terms upon which TCI will provide to the Company certain facilities, services, benefits, and personnel to the Company after consummation of the Merger.

                 In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TCI and the Company hereby agree as follows:

SECTION 1. SERVICES. At the request of the Company, TCI shall provide services to the Company for the administration and operation of the businesses of the Company and its subsidiaries and affiliates and shall devote thereto such time as may be necessary for the proper and efficient administration and operation of such businesses. The services to be provided by TCI to the Company pursuant to this Agreement (collectively, the "Services") shall include such of the following services as the Company may request from time to time:

                          (i) tax reporting, financial reporting, payroll, employee benefit administration, workers' compensation administration, telephone, fleet management, package delivery, management information systems, billing, lock box, remittance processing and risk management services;

                          (ii) other services typically performed by TCI's executive, accounting, finance, treasury, corporate, legal, tax, benefits, insurance, facilities, purchasing, fleet management and advanced information technology department personnel;
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                          (iii)   use of telecommunications and data facilities
                 and of systems and software developed, acquired or licensed by TCI from time to time for financial forecasting, budgeting and similar purposes, including without limitation any such software for use on personal computers, in any case to the extent available under copyright law or any applicable third-party contract;

                          (iv)    technology support and consulting services;
                 and

                          (v) such other management, supervisory, strategic planning or other services as the Company may from time to time request.

SECTION 2.       SUPPLY COMMITMENTS.

                 (a) Certain Definitions. As used in this Agreement, the capitalized terms listed below have the following meanings (with the singular including the plural and vice versa):

                          "Equipment": Any equipment and materials that are
available for purchase by TCI and its O&O Subsidiaries on terms that include volume discounts and would not restrict TCI or the applicable O&O Subsidiary from complying with Section 2(b).

                          "O&O Subsidiaries":  those of TCI's subsidiaries in
which TCI owns, directly or indirectly, all of the common equity.

                          "Territory":  The United States and Canada

                 (b) Equipment Purchase Commitment. TCI shall, and shall cause its O&O Subsidiaries to, make available to the Company in the manner provided below the benefit of the volume discounts, if any, that are available to TCI and its O&O Subsidiaries in purchasing Equipment and can be made available to the Company (the foregoing being referred to herein as, TCI's "Equipment Commitment"). The Company shall give TCI notice from time to time, as much in advance as is practicable, of its intention to purchase Equipment and, promptly after receipt of such notice. If TCI or an O&O Subsidiary can make such Equipment available TCI shall give notice to the Company stating the price and the terms on which TCI, or its applicable O&O Subsidiary, can make such Equipment available to the Company (the "Terms Notice"). If the Company determines to purchase the requested Equipment on the terms specified in the Terms Notice, it shall deliver a purchase order for such Equipment to TCI and, upon receipt thereof, (i) TCI shall use commercially reasonable efforts to cause its supplier to sell such Equipment directly to the Company at the price and on the terms specified in the Terms Notice or (ii) at TCI's sole election, TCI shall, or shall cause the applicable O&O Subsidiary, to purchase such Equipment and resell it to the Company at the price and on the terms specified in the Terms Notice. If TCI elects the option set forth in clause (ii) of the preceding sentence, it shall take all action necessary to assure that all warranties and other rights available to the original purchaser of such Equipment are assigned and extend to, or otherwise


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enforce such warranties and rights on behalf of, the Company. TCI shall in no event have, or be required to incur, any liability to any of its suppliers for any Equipment ordered by the Company unless (and then only to the extent that) it has elected the option set forth in clause (ii) of the second preceding sentence.

                 (c) Termination of Commitments. TCI's obligations under this Section 2 shall terminate immediately and without any requirement of notice if any of the events described in clause (iii) of the first sentence of
Section 5(b) shall occur with respect to the Company. If the Company delivers an executed purchase order for Equipment to TCI pursuant to Section 2(a) and fails to purchase the same in accordance with the terms and conditions specified in the Terms Notice, then TCI may terminate the Equipment Commitment and its obligations under Section 2(b) by giving notice to such effect to the Company within 30 days thereafter.

SECTION 3. COMPENSATION FOR SERVICES. As a compensation for Services rendered to the Company pursuant to this Agreement, the Company shall reimburse TCI for (i) all direct expenses incurred by TCI in providing the Services, provided that the incurrence of such expenses is consistent with practices generally followed by TCI in managing or operating its own business and the businesses of its subsidiaries and affiliates and (ii) the Company's pro rata share of TCI's indirect overhead expenses based on an annual determination by TCI management of the usage by the Company of such services during the prior year. Such indirect expenses shall include (i) the salaries and other compensation of TCI's officers and employees who perform the Services for the Company, (ii) general and administrative overhead expenses and (iii) the costs and expenses of TCI's physical facilities that are utilized by the Company.
TCI shall keep true, complete and accurate books of account containing such particulars as may be necessary for the purpose of calculating the above costs.

SECTION 4. EMPLOYEE BENEFIT PLANS. Subject to Section 5 hereunder, TCI shall permit the present and future employees of the Company and its majority-owned subsidiaries (collectively, the "TCI Music Employees") to continue to participate in each of the benefit plans listed on Schedule A hereto (the "TCI Plans"). Notwithstanding the foregoing, nothing in this Agreement shall impair TCI's right to terminate one or more of the TCI Plans or to modify or amend their terms and conditions, including those that determine the right to participate in such plans, provided that such modification or amendment is applicable to all employees of TCI and its subsidiaries, including the Company. For so long as the Company shall remain a participating employer in the TCI Plans, the Company shall make the required employer contributions to such plans with respect to the TCI Music Employees and shall, where applicable, deduct and accumulate from applicable sources the required employee contributions to such plans. The determination of the total amount of contributions required under each such TCI Plan shall be made by the Company from time to time, and the Company shall remit such contributions in the manner and at the times prescribed by TCI, consistent with TCI's normal practices for determining, collecting or otherwise charging out the respective benefit plan costs of its participating subsidiary corporations.





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SECTION 5.       TERM.

                 (a) Commencement. This Agreement shall become effective immediately at the Effective Time of the Merger.

                 (b) Termination. Except as otherwise expressly provided herein, this Agreement and the rights and obligations of the parties hereunder shall remain in effect until terminated as provided below or, with respect to the parties' rights and obligations under Section 2(b), as provided in Section 2(c).

                          (i) The obligation of TCI to provide the Services as provided in Section 1 of this Agreement shall remain in effect until terminated by actions of one of the parties as follows: (A) by TCI at any time after three years from the effective date of this Agreement on not less than six months prior written notice to the Company; and (B) by the Company at any time on not less than 60 days' prior written notice to TCI.

                          (ii) The obligation of TCI to permit the TCI Music Employees to participate in the TCI Plans pursuant to Section 4 hereof shall remain in effect until TCI no longer beneficially owns shares of the Company's Series A Common Stock and Series B Common Stock representing at least a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

                          (iii) Either party may terminate this Agreement upon written notice to the other party if such other party shall file a petition in bankruptcy or insolvency, or a petition for reorganization or adjustment of debts or for the appointment of a receiver or trustee of all or a substantial portion of its property, or shall make an assignment for the benefit of creditors, or if a petition in bankruptcy or other petition described in this paragraph shall be filed against such other party and shall not be discharged within 120 days thereafter.

                 (c) Effect of Termination. In the event of any termination of this Agreement, each party shall remain liable for all obligations of such party accrued hereunder prior to the date of such termination, including, without limitation, all obligations of the Company (i) to reimburse TCI for the Services provided hereunder through the termination date, in each case as provided in Section 3 hereof, and (ii) to pay for any Equipment supplied pursuant hereto. The provisions of Section 6 of this Agreement shall survive indefinitely, notwithstanding any termination hereof.

SECTION 6. LIMITATION OF LIABILITY. TCI, its affiliates, directors, officers, employees, agents and permitted assigns (each, a "TCI Party" and, together, the "TCI Parties") shall not be liable (whether such liability is direct or indirect, in contract or tort or otherwise) to the Company or any of the Company's affiliates, directors, officers, employees, agents, securityholders, creditors or permitted





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assigns, for any liabilities, claims, damages, losses or expenses (including, without limitation, any special, indirect, incidental or consequential damages) ("Losses") arising out of, related to, or in connection with the Services, the Equipment Commitment or this Agreement except to the extent that such Losses result from the gross negligence or willful misconduct of TCI, in which case TCI's liability with respect to the Services shall be limited to a refund of that portion of the amounts actually paid by the Company hereunder which, as determined by TCI, represented the cost to the Company of the Services in question. The remedies, if any, available with respect to any Equipment supplied shall be as provided in the applicable purchase. The Company hereby agrees to indemnify and hold harmless the TCI Parties from and against any and all Losses (including, without limitation, reasonable fees and expenses of counsel) incurred by any TCI Party arising out of or in connection with or by reason of the Services provided under this Agreement, other than any liability of TCI to the Company as contemplated by the foregoing provisions of this
Section 6.

SECTION 7.       MISCELLANEOUS.

                 (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous agreements, negotiations, understandings and commitments with respect to such subject matter, whether or not in writing.

                 (b) Governing Law. This Agreement and the legal relations between the parties with respect hereto shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of laws rules thereof.

                 (c) Notices. All notices, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the day of delivery if delivered personally to the party to whom notice is to be given; (ii) on the day of transmissions if sent via facsimile transmission to the facsimile number given below (answer back received); (iii) on the day of delivery by Federal Express or similar overnight courier; or (iv) on the third day after mailing, if mailed to the party to whom notice is to be given, by United States first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

                 If to TCI:

                 Tele-Communications, Inc.
                 5619 DTC Parkway
                 Englewood, Colorado 80111
                 Attention:  General Counsel
                 Facsimile:  (303) 488-3245





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                 If to the Company:

                 TCI Music, Inc.
                 5619 DTC Parkway
                 Englewood, Colorado 80111
                 Attention:  David B. Koff, President and CEO
                 Facsimile:  (303) 721-5443

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

                 (d) Amendment. This Agreement may not be amended or modified in any respect except by a written agreement signed by the parties hereto.

                 (e) Successors and Assigns; No Third-Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either party hereto, by operation of law or otherwise, without the prior written consent of the other party.
Nothing contained in this Agreement, except as expressly set forth, is intended to confer upon any other persons other than the parties hereto and their respective successors and permitted assigns, any rights or remedies.

                 (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (g) No Waiver. No waiver by either party hereto of any term or condition of this Agreement, in any one or more instances, shall operate as a waiver of such term or condition at any other time. No waiver of any term or condition hereof shall be effective unless in a writing signed by the party entitled to give such waiver.

                 (h) Relations Between the Parties. The parties are independent contractors. Nothing in this Agreement shall constitute either party, or any of such party's officers, directors, agents or employees, a partner, agent or employee of, or joint venturer with, the other party.

                 (i) Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be held to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, provided that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first written above.

                                      TELE-COMMUNICATIONS, INC.




                                      By: /s/ Stephen M. Brett
                                         ---------------------------------------
                                      Name:  Stephen M. Brett
                                      Title: Executive Vice President


                                      TCI MUSIC, INC.



                                      By: /s/ David B. Koff
                                         ---------------------------------------
                                      Name: David B. Koff
                                      Title: President and Chief Executive
                                             Officer





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